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                                                                     Exhibit 3.1

                 ARTICLES OF AMENDMENT TO THE RESTATED CHARTER

                                       OF

                                 PROGROUP, INC.

                 Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its restated charter:

         1.      The name of the corporation is:

                                 ProGroup, Inc.

         2.      The text of the amendment adopted is:

                 Part I, Paragraph 1. of the Restated Charter is deleted, and the following is inserted in lieu thereof:

                 The name of the corporation is

                         THE ARNOLD PALMER GOLF COMPANY

         3.      The corporation is a for-profit corporation.

         4. The amendment was duly adopted by resolution of the shareholders on July 15, 1996.

         5. The amendment is to be effective when filed by the Secretary of State.

                 Dated: July 15, 1996.

                                        PROGROUP, INC.


                                        By: /s/ George H. Nichols
                                           -----------------------------
                                           George H. Nichols
                                           President and
                                           Chief Operating Officer